UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 7, 2002
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Date of Report: (Date of earliest event reported)

Computer Associates International, Inc.
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(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Computer Associates Plaza, Islandia, New York	11749
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(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 342-5224

Not Applicable
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(Former name or former address, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure.

On February 7, 2002, Computer Associates International, Inc. ("CA") issued a press release to announce that it confirmed that the senior notes offering scheduled to close Friday, February 8, 2002 has been cancelled. This announcement is generally available via newswire, the CA web page (http://ca.com/press) and furnished herewith.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibit
99 - Press release dated February 7, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.

Dated: February 8, 2002	By:	/s/ Ira Zar
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Ira Zar
Executive Vice President and
Chief Financial Officer